Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NANOPHASE TECHNOLOGIES CORPORATION", CHANGING ITS NAME FROM "NANOPHASE TECHNOLOGIES CORPORATION" TO "SOLESENCE, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF MARCH, A.D. 2025, AT 3:59 O`CLOCK P.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

2820214 8100
SR# 20250992750

Authentication: 203129648
Date: 03-10-25

You may verify this certificate online at corp.delaware.gov/authver.shtml

SEVENTH AMENDMENT
TO
THE CERTIFICATE OF INCORPORATION
OF
NANOPHASE TECHNOLOGIES CORPORATION

Pursuant to the Certificate of Incorporation of Nanophase Technologies Corporation, as amended, and the Delaware General Corporation Law, the undersigned corporation, organized and existing under and by virtue of the Delaware General Corporation Law, hereby adopts the following Amendment to its Certificate of Incorporation:

FIRST: That at a meeting of the Board of Directors of Nanophase Technologies Corporation (the "Corporation") resolutions were duly adopted setting forth this proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and approving said amendment.

SECOND: Article I of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the corporation is Solesence, Inc.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FOURTH: This amendment shall be effective on the date this Certificate of Amendment is filed with and accepted by the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 7th day of March, 2025.

Nanophase Technologies Corporation

By: ______________________________
Jess Jankowski
Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:59 PM 03/10/2025
FILED 03:59 PM 03/10/2025
SR 20250992750 - File Number 2820214